As filed with the U.S. Securities and Exchange Commission on September 16, 2025

Registration No. 333-289600

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Chanson International Holding

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

B9 Xinjiang Chuangbo Zhigu Industrial Park

No. 100 Guangyuan Road, Shuimogou District

Urumqi, Xinjiang, China 830017

+86-0991-2302709

(Address and telephone number of Registrant’s principal executive offices)

George Chanson (NY) Corp.

41 Madison Avenue

New York, NY 10010

917-545-1575

(Name, address, and telephone number of agent for service)

With a Copy to:

Henry Yin, Esq. Benjamin Yao, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR (852) 3923-1111	Joan S. Guilfoyle, Esq. Loeb & Loeb LLP 901 New York Avenue, NW Suite 300 West Washington, DC 20001 (202) 618-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2025

PROSPECTUS

$300,000,000 of

Class A Ordinary Shares

Warrants

Rights

and

Units

Chanson International Holding

This is an offering of the securities of Chanson International Holding, a Cayman Islands holding company. We may, from time to time, in one or more offerings, offer and sell up to $300,000,000 of our Class A ordinary shares of par value US$0.08 each (“Class A Ordinary Shares”), warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, warrants, rights, and units.

In addition, from time to time, selling shareholders named in a prospectus supplement may offer and sell our Class A ordinary shares held by them. We will not receive any proceeds from the sale of our Class A ordinary shares by selling shareholders.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, please see “Plan of Distribution” in this prospectus.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “CHSN.” On September 15, 2025, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $2.95 per share. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of September 15, 2025, was approximately $4,043,801, which was calculated based on 1,370,780 Class A Ordinary Shares held by non-affiliates and the price of $2.95 per share, which was the closing price of our Class A Ordinary Shares on Nasdaq on September 15, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 14 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2024 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

We and selling shareholders may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

We are a holding company incorporated under the laws of the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries in China and the U.S. and the VIEs in China. For accounting purposes, we control and receive the economic benefits of the VIEs through certain contractual arrangements (the “VIE Agreements”), which enable us to consolidate the financial results of the VIEs in our consolidated financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”), and the structure involves unique risks to investors. Our securities offered in this offering are securities of Chanson International, the offshore holding company in the Cayman Islands, instead of securities of our subsidiary or the VIEs in China. The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law, however, does not prohibit direct foreign investment in the VIEs. For a description of the VIE Agreements, see “Prospectus Summary—Our Corporate Structure—The United Family Group” and “Corporate History and Structure.” As a result of our use of the VIE structure, you may never directly hold equity interests in the VIEs.

Because we do not directly hold equity interests in the VIEs, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, regulatory review of overseas listing of PRC companies through special purpose vehicles and the validity and enforcement of the VIE Agreements. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our Class A Ordinary Shares may depreciate significantly or become worthless. The VIE Agreements have not been tested in a court of law in China as of the date of this prospectus. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements with the UFG Entities and the UFG Operators may not be effective in providing control over the UFG Entities” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we, our PRC subsidiary, and the VIEs have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Guangzhou) (“Dacheng”), we are not subject to cybersecurity review with the Cyberspace Administration of China (the “CAC”), under the Cybersecurity Review Measures that became effective on February 15, 2022, since we are not critical information infrastructure operator (“CIIO”) or online platform operator, and we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We have not been notified by relevant government departments or local authorities for data security assessment, and our data have not been publicly released as important data. Therefore, we do not need to declare our data for security assessment as important data to exit the country, under the Provisions on Regulating and Facilitating Cross-Border Data Flow that were promulgated by CAC and became effective on March 22, 2024. We are also not subject to network data security review by the CAC, since we currently do not conduct network data processing activities that affect or may affect national security, which we understand might otherwise subject us to the Regulation on Network Data Security Management. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offerings” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. As advised by Dacheng, we are required to complete necessary filing procedures pursuant to the Trial Measures within three working days after the completion of this offering. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in our 2024 Annual Report, which is incorporated by reference into this prospectus. Notwithstanding the foregoing, as of the date of this prospectus, according to Dacheng, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Since these statements and regulatory actions are newly published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and the VIEs, our ability to accept foreign investments, and our listing on a U.S. stock exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us, our subsidiaries, or the VIEs to obtain regulatory approval from Chinese authorities before listing in the U.S. If we do not receive or maintain such approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Our auditor prior to September 29, 2022, Friedman LLP (“Friedman”), which combined with Marcum LLP effective September 1, 2022, and our auditor for the period between September 29, 2022 and July 9, 2023, Marcum Asia CPAs LLP (“Marcum Asia”), which is a subsidiary of Marcum LLP, had been inspected by the PCAOB on a regular basis in the audit periods, and our new auditor Assentsure PAC (“Assentsure”) since July 10, 2023, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Assentsure is headquartered in Singapore, and is inspected by the PCAOB on a regular basis. None of the three auditors is subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Joint statement by the SEC and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act (the “HFCA Act”) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

As of the date of this prospectus, our Company, our subsidiaries, and the VIEs have not distributed any earnings or settled any amounts owed under the VIE Agreements. Our Company, our subsidiaries, and the VIEs do not have any plan to distribute earnings or settle amounts owed under the VIE Agreements in the foreseeable future. As of the date of this prospectus, none of our subsidiaries or VIEs have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our Class A Ordinary Shares or Class B Ordinary Shares in the future, as a holding company, we will depend on receipt of funds from our PRC subsidiary and from the VIEs to our PRC subsidiary in accordance with the VIE Agreements. See “Prospectus Summary—Dividends or Distributions Made to our Company and U.S. Investors and Tax Consequences.”

The cash transfers and transfers of other assets that occurred among our Company, our subsidiaries, and the VIEs included the following intercompany borrowings, raw material transfers, and product transfers: (i) during the fiscal year ended December 31, 2024, Xinjiang United Family received raw materials from the VIEs in the approximate amount of $4,197,240, and transferred cash (as working capital), raw materials and products to the VIEs in the approximate amount of $661,983, $1,603,664, and $2,983,019, respectively; and (ii) during the fiscal year ended December 31, 2023, Xinjiang United Family received from the VIEs cash and raw materials in the approximate amount of $1,542,178 and $1,400,536, respectively, and transferred to the VIEs raw materials and products in the approximate amount of $1,845,098 and $3,413,933, respectively. For more detailed discussion of how cash and other assets are transferred among our Company, our subsidiaries, and the VIEs, see “Prospectus Summary—Asset Transfers Between Our Company, Our Subsidiaries, and the VIEs,” “Prospectus Summary—Selected Condensed Consolidating Financial Schedule of Chanson International and Its Subsidiaries and the VIEs,” and our audited consolidated financial statements for the fiscal years ended December 31, 2024, 2023, and 2022 as incorporated by reference into this prospectus. To the extent cash in the business is in the PRC, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIEs by the PRC government to transfer cash. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—To the extent cash in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company, our subsidiaries, or the VIEs by the PRC government to transfer cash” in our 2024 Annual Report, which is incorporated by reference into this prospectus. Our management is directly supervising cash management. Our finance department is responsible for establishing the cash management policies and procedures among our departments and the operating entities. Each department or operating entity initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to designated management members of our Company, based on the amount and the use of cash requested. The designated management member examines and approves the allocation of cash based on the sources of cash and the priorities of the needs, and submit it to the cashier specialists of our finance department for a second review. Other than the above, as of the date of this prospectus, we do not have other cash management policies or procedures that dictate how funds are transferred nor a written policy that addresses how we will handle any limitations on cash transfers due to PRC law.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures “Implications of Our Being an ‘Emerging Growth Company’” beginning on page 11 of this prospectus for more information

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we or any selling shareholder may, at any time and from time to time, offer and/or sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $300,000,000.

This prospectus provides you with a general description of the securities we or selling shareholders may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“Chanson 23rd Street” are to Chanson 23rd Street LLC, a New York limited liability company, which is wholly owned by Chanson NY (as defined below);

●	“Chanson 3rd Ave” are to Chanson 1293 3rd Ave LLC, a New York limited liability company, which is wholly owned by Chanson NY;

●	“Chanson Broadway” are to Chanson 2040 Broadway LLC, a New York limited liability company, which is wholly owned by Chanson NY;

●	“Chanson Greenwich” are to Chanson 355 Greenwich LLC, a New York limited liability company, which was wholly owned by Chanson NY and dissolved on August 28, 2024;

●	“Chanson International,” “we,” “us,” “our Company,” or the “Company” are to Chanson International Holding, an exempted company with limited liability incorporated and registered under the laws of Cayman Islands;

●	“Chanson NY” are to George Chanson (NY) Corp., a New York corporation, which is wholly owned by Xinjiang United Family (as defined below);

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to Class A ordinary shares of Chanson International, par value $0.08 per share;

●	“Class B Ordinary Shares” are to Class B ordinary shares of Chanson International, par value $0.08 per share;

●	“Deen Global” are to our wholly owned subsidiary, Deen Global Limited, a British Virgin Islands company;

●	“Jenyd” are to Deen Global’s wholly owned subsidiary, Jenyd Holdings Limited, a Hong Kong corporation;

●	“ordinary shares” or “Ordinary Shares” are to Class A Ordinary Shares and Class B Ordinary Shares, collectively;

●	“the operating entities” are to Xinjiang United Family and its branch offices, the VIEs, and the U.S. Stores (as defined below);

●	the “PRC Stores” are to a bakery chain consisting of 55 stores in business operated by Xinjiang United Family and the VIEs under our “George ChansonTM” brand in Xinjiang;

●	the “U.S. Stores” are to Chanson 23rd Street, Chanson Broadway and Chanson 3rd Ave;

●	the “September 2024 Offering” means the follow-on public offering of the Company closed on September 17, 2024 pursuant to which the Company sold (i) 8,980,251 Class A Ordinary Shares, and (ii) 8,980,251 common warrants to purchase 8,980,251 Class A Ordinary Shares, at an exercise price of $0.972 per shares, at a combined public offering price of $0.81 per share and accompanying common warrant;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States;

●	“VIE” are to variable interest entity;

●	“Xinjiang” are to the Xinjiang Uygur Autonomous Region of the PRC; and

●	“Xinjiang United Family” or “our PRC subsidiary” are to Xinjiang United Family Trading Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Jenyd.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Corporate Structure

Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As of the date of this prospectus, as a holding company with no material operations of our own, we conduct our business through:

(i)	an association between Xinjiang United Family and the VIEs known as the “United Family Group” or “UFG”: 53 of the entities that comprise UFG (each a “UFG Entity” and, collectively, the “UFG Entities”) are owned independently by the chairman of our board of directors (“the Chairman”), Mr. Gang Li, and two of the entities are owned independently by Ms. Hui Wang, the Marketing Director of Xinjiang United Family. Mr. Gang Li and Ms. Hui Wang are referred herein individually as a “UFG Operator” and collectively as the “UFG Operators.” For accounting purposes, we control and receive the economic benefits of the UFG Entities through the VIE Agreements, which enable us to consolidate the financial results of the VIEs in our consolidated financial statements under U.S. GAAP, and the structure involves unique risks to investors. For more details on the United Family Group, please see “—The United Family Group.” Our Class A Ordinary Shares are shares of Chanson International, the offshore holding company in the Cayman Islands, instead of shares of Xinjiang United Family or the UFG Entities. The VIE structure provides contractual exposure to foreign investment in China-based companies. Chinese law, however, does not prohibit direct foreign investment in the VIEs. As a result of our use of the VIE structure, investors may never directly hold equity interests in the UFG Entities;

(ii)	Xinjiang United Family and its three branches; and

(iii)	Chanson 23rd Street, Chanson 3rd Ave and Chanson Broadway.

The following diagram illustrates our corporate structure as of the date of this prospectus, without taking into account the effect of this offering:

Notes: All percentages reflect the voting ownership interests instead of the equity interests held by each of our shareholders given that each holder of Class B Ordinary Shares will be entitled to 50 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

(1)	Represents 2,700,000 Class A Ordinary Shares and 5,670,000 Class B Ordinary Shares beneficially owned by Gang Li, the 100% owner of Danton Global Limited, as of the date of this prospectus.

(2)	Represents 270,000 Class A Ordinary Shares beneficially owned by Jihong Cai, the 100% owner of Haily Global Limited, as of the date of this prospectus.

The following is a complete list of the stores of Xinjiang United Family and UFG as of the date of this prospectus, together with their recognized commercial name and relationship to Xinjiang United Family.

	Legal Name of Entity	Commercial Name	Nature of Entity
1	Urumqi Midong District George Chanson Bakery	Midong	Part of UFG – owned 100% by Mr. Gang Li and operated under VIE agreements among Mr. Gang Li, this entity, and Xinjiang United Family
2	Shayibake District Yining Rd. George Chanson Bakery	Dehui Wanda	Same as above
3	Changji George Chanson Bakery	Changji Huijia	Same as above
4	Tianshan District Xinhua North Rd. George Chanson Bakery	Hongshan	Same as above
5	Tianshan District Xinmin Rd. George Chanson Bakery	Beimen	Same as above
6	Tianshan District Minzhu Rd. George Chanson Bakery	Minzhu	Same as above
7	Tianshan District Jianquan No.3 Rd. George Chanson Bakery	Riyue Xingguang	Same as above
8	Tianshan District Jiefang North Rd. George Chanson Bakery	Wanyancheng	Same as above
9	Urumqi Economics and Technology Development District George Chanson Bakery on Kashi West Rd.	Huarun Wanjia	Same as above
10	Xinshi District Changchun South Rd. George Chanson Bakery	Changchun Road	Same as above
11	Xinshi District Beijing Middle Rd. United Family Chanson Bakery	Huijia Third Floor	Same as above
12	Xinshi District Suzhou East Rd. Chanson Bakery	Baishang	Same as above
13	Xinshi District South No.3 Rd. Chanson Bakery	Railway Bureau	Same as above
14	Urumqi Economics and Technology Development District George Chanson Bakery on Xuanwuhu Rd.	Economics Development Wanda	Same as above
15	Shayibake District Youhao South Rd. Chanson Bakery	Hongshan Lifestyle Store	Same as above
16	Shuimogou District South Nanhu Rd. George Chanson Bakery	Nanhu	Same as above
17	Xinshi District Hebei East Rd. George Chanson Bakery	Hebei Road Huarun	Same as above
18	Urumqi Toutunhe District George Chanson Bakery on Zhongya South Rd.	Degang Wanda	Same as above
19	Shayibake District Karamay West Rd. Chanson Bakery	Xinbei Yuanchun	Same as above
20	Shayibake District Qitai Rd. Hemeijia Chanson Bakery	Dehui Wangda Fourth Floor	Same as above
21	Tianshan District Qingnian Rd. Chanson Bakery	Qingnian Road Haojiaxiang	Same as above
22	Xinshi District Liyushan North Rd. Hemeijia Bakery	Vanke Jincheng Huafu	Same as above
23	Xinshi District Changchun North Rd. Chanson Bakery	Gaoxin Wanda	Same as above

24	Shayibake District Youhao North Road Chanson Coffee Bakery	Soul●Song Meimei No. 2	Same as above
25	Tianshan District Jiefang North Rd. Chanson Coffee Bakery	Soul●Song Wanyan Cheng	Same as above
26	Tianshan District Wenhua Rd. Chanson Coffee Bakery	Soul●Song Wenhua Road	Same as above
27	Tianshan District Minzhu Rd. Heimeijie Coffee and Food Store	Soul●Song Minzhu Road	Same as above
28	Tianshan District Cuiquan Rd. George Chanson Bakery	Vanke Tianshanli	Same as above
29	Tianshan District Cuiquan Rd. Coffee and Food Store	Soul●Song Vanke Tianshanli	Same as above
30	Xinshi District Changchun North Rd. Chanson Coffee and Food Store	Soul●Song Gaoxin Wanda	Same as above
31	Tianshan District Wenhua Rd. Chanson Coffee and Food Store	Soul●Song Mali Hospital	Same as above
32	Urumqi Economics and Technology Development District Toutunhe Chanson Coffee and Food Store	Soul●Song Aidi Dajiang	Same as above
33	Tianshan District Dongquan Rd. United Family Chanson Bakery	Shijie Guanjun No.1	Same as above
34	Tianshan District Dongquan Rd. United Family Bakery	Shijie Guanjun No.2	Same as above
35	Shuimogou District Wenquan North Rd. United Family Chanson Bakery	Shijie Gongyuan	Same as above
36	Xinshi District Changchun South Rd. United Family Bakery	Meiju Phase Three Store	Same as above
37	Xinshi District Changsha Rd. United Family Chanson Bakery	Zhongnan Shangyue Cheng store	Same as above
38	Xinshi District Yinbin Rd. United Family George Chanson Bakery	Laiyin Zhuangyuan Store	Same as above
39	Xinshi District Suzhou East Rd. United Family Chanson Bakery	Xinzhou City Garden Store	Same as above
40	Tianshan District Dawan South Rd. Hemeijia George Chanson Bakery	Tianshan Vanke	Same as above
41	Shuimogou District Fengxiang Street Hemeijia George Chanson Bakery	Zijin Hui	Same as above
42	Shuimogou District Fengxiang Street Hemeijia Song Coffee and Food Shop	Soul●Song Zijin Hui	Same as above
43	Xinshi District Siping Road Hemeijia George Chanson Bakery	Tongjia Peacock Mansion	Same as above
44	Shayibake District Karamay West Street George Chanson Bakery	Karamay West Street	Same as above
45	Shayibake District, Altay Road, Hemeijia George Chanson Bakery	Jiaheyuan	Same as above
46	Shayibake District, Yangtze River Road, Hemeijia Chanson Bakery	Yangtze River Road	Same as above
47	Xinshi District Hebei East Road George Chanson Hemeijia Bakery	Kangcheng Golf	Same as above

48	Tianshan District, Zhongqiao Second Alley, Meijia Song Coffee and Food Shop	Soul●Song Zhongqiao Second Alley	Same as above
49	Gaoxin District (Xinshi District) Kashi East Road Chanson Hemeijia Bakery	Wuyue Garden City	Same as above
50	Gaoxin District (Xinshi District) Kashi East Road Hemeijia Song Coffee and Food Shop	Soul●Song Wuyue Garden City	Same as above
51	Gaoxin District (Xinshi District) East Station Road Chanson Hemeijia Bakery	Dongzhan Road Four Seasons Flower City	Same as above
52	Urumqi Midong District Chanson Bakery	Midong Wuyue Plaza	Same as above
53	Gaoxin District (Xinshi District) Beijing North Road Chanson Meijia Bakery	Jiafengyuan	Same as above
54	Shuimogou District Hongguangshan Rd. Chanson Bakery	Wuyue Square	Part of UFG – owned 100% by Ms. Hui Wang and operated under agreements among Ms. Hui Wang, this entity, and Xinjiang United Family
55	Xinshi District Beijing South Rd. George Chanson Bakery	Xidan	Same as above
56	Xinjiang United Family Trading Co., Ltd. Tianshan District Chanson Bakery	Tianbai	A branch office of Xinjiang United Family
57	Xinjiang United Family Trading Co., Ltd. Chanson Bakery Urumqi Branch	Wenhua	A branch office of Xinjiang United Family
58	Xinjiang United Family Trading Co., Ltd. Urumqi Meimei Chanson Bakery	Meimei	A branch office of Xinjiang United Family
59	Xinjiang United Family Trading Co., Ltd. Coffee Bakery Branch	Meimei No.3	A branch office of Xinjiang United Family
60	Xinjiang United Family Trading Co., Ltd. Ruitai Chanson Bakery	Ruitai	A store operated by Xinjiang United Family, not a separate legal entity
61	Chanson 23rd Street LLC	Chanson 23rd Street	A wholly owned indirect subsidiary of Xinjiang United Family
62	Chanson 1293 3rd Ave LLC	Chanson 3rd Ave	Same as above.
63	Chanson 2040 Broadway LLC	Chanson Broadway	Same as above.

For ease of reference, unless it is necessary to the understanding of the context to differentiate, throughout this prospectus we will refer to all the above entities collectively as our “stores” and, to the extent we refer to a specific entity listed in the table above, we refer to such entity by its commercial name.

The United Family Group

Each UFG Entity was established as an individually-owned business and, for accounting purposes, Xinjiang United Family controls the UFG Entities through the VIE Agreements, which enables us to consolidate the financial results of the UFG Entities in our consolidated financial statements. The VIE Agreements are designed so that the operations of the VIEs are solely for the benefit of Xinjiang United Family and ultimately, the Company, as a result of our direct ownership in Xinjiang United family. As such, under U.S. GAAP, the Company is deemed to have a controlling financial interest in, and be the primary beneficiary of, the VIEs for accounting purposes only and must consolidate the VIEs because it met the conditions under U.S. GAAP to consolidate the VIEs.

UFG’s revenue accounted for 62%, 54%, and 39% of our total revenue for the years ended December 31, 2024, 2023, and 2022, respectively. As of the date of this prospectus, UFG consists of 55 VIEs. Our Chairman, Mr. Gang Li, is the sole owner of 53 UFG Entities, and Ms. Hui Wang, the Marketing Director of Xinjiang United Family, is the sole owner of two UFG Entities.

For more information about VIEs and the VIE Agreements, see “Item 3. Key Information— The United Family Group” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Business Overview

The PRC Stores and the U.S. Stores manufacture and sell a wide selection of bakery products, seasonal products (i.e. products sold during particular holiday seasons), and beverage products; some of these stores also offer eat-in services. The PRC Stores and the U.S. Stores currently focus their business in Xinjiang of the PRC and New York City, respectively. The PRC Stores and the U.S. Stores aim to make healthy, nutritious, and ready-to-eat food through advanced facilities and industry research and to create a comfortable, yet distinguishable store environment in which customers can enjoy their products.

The PRC Stores are a bakery chain consisting of 60 stores operated by Xinjiang United Family and the VIEs, under the “George●Chanson” brand in Xinjiang, and the U.S. Stores, which consist of three stores in the U.S., sell their products in New York City. Selling through directly-operated stores, instead of franchise stores, allows the operating entities to run their entire operation more efficiently and to exercise greater control over the quality of products and the presentation of their brand, and to better manage customer experience in the stores. The current customer base of the PRC Stores and the U.S. Stores consists of both individual and corporate customers. To expand their customer base, the PRC Stores and the U.S. Stores have developed a variety of marketing and sale strategies, such as increasing their presence on social media platforms, devising pricing and discounting programs, and improving customer in-store experience.

The PRC Stores manufacture the majority of bakery products in their central factory located in Urumqi, Xinjiang, prepare beverage products within the stores, and contract third-party manufacturers to produce seasonal products. The U.S. Stores bake bakery products, prepare breakfast, lunch and all-day brunch, bar food, and other light meals for eat in, and make beverage products all within the kitchen in the store. To ensure the quality and safety of their products, the PRC Stores and the U.S. Stores procure raw materials, including flour, eggs, and milk, from renowned suppliers with a record of consistently supplying high-quality raw materials over decades in the food industry. In addition, the PRC Stores and the U.S. Stores have implemented a rigorous quality control system covering their entire operation process and mandated internal training to improve their employees’ awareness and knowledge of food safety.

For the years ended December 31, 2024, 2023, and 2022, we had total revenue of $18,227,537, $17,252,662, and $13,272,075, respectively, and net income of $756,285, net income of $33,588, and net loss of $1,288,205, respectively. The PRC Stores accounted for 88.5%, 82.9%, and 71.6% of our total revenue for those fiscal years, respectively, and the U.S. Stores accounted for 11.5%, 17.1%, and 28.4%, respectively.

The PRC Stores primarily generate revenue through sale of bakery products, seasonal products, and beverage products. For the years ended December 31, 2024, 2023, and 2022, revenue derived from sale of bakery products accounted for 91.6%, 87.6%, and 91.7%, of the PRC Stores’ revenue, respectively, revenue derived from sale of seasonal products accounted for 6.1%, 9.1%, and 7.3%, respectively, and revenue derived from sale of beverage products accounted for 2.3%, 3.3%, and 1.0%, respectively.

The U.S. Stores primarily generate revenue through offering eat-in services and sale of bakery products and beverage products. For the years ended December 31, 2024, 2023, and 2022, revenue derived from offering eat-in services accounted for 14.5%, 27.0%, and 29.6% of the U.S. Stores’ revenue, respectively, revenue derived from sale of bakery products accounted for 24.3%, 15.1%, and 16.2%, respectively, and revenue derived from sale of beverage products accounted for 61.2%, 57.9%, and 54.2%, respectively.

Competitive Strengths

We believe that the following competitive strengths have contributed to our success and differentiated us from our competitors:

●	trendy brand reflecting healthy food concepts;

●	strict quality control;

●	advanced industry research and constant product innovation;

●	advantageous information management system;

●	well-developed distribution network in Xinjiang; and

●	experienced management and professional teams.

Growth Strategies

We intend to develop our business and strengthen brand loyalty by pursuing the following strategies:

●	expand into new markets by opening new stores;

●	enhance in-store customer experience and customer services;

●	keep implementing healthy and nutritious diet principles in product development; and

●	increase brand awareness.

Inflation and Supply Chain Impacts

As of the date of this prospectus, the PRC Stores have not been materially impacted by inflation or supply chain disruptions as their raw material, electricity, and fuel prices and labor costs remain stable and the PRC Stores have been regularly introducing new products and adjusting the prices for their existing products.

Rising inflation, geopolitical conflicts, including the recent war in Ukraine, and the related supply chain disruptions have had a direct or indirect impact on the business and operations of the U.S. Stores.

The annual inflation rate in the U.S. was 2.9% in 2024, according to the Council of Economic Advisers. Increases in the inflation rate of prices of commodities that are inputs to the products and services of the U.S. Stores, such as agricultural and energy commodities, have led to higher raw material, fuel, freight, warehousing, and labor costs and operating expenses. If the disposable income of the customers of the U.S. Stores does not increase at a similar rate as inflation does, the U.S. Stores’ sales could suffer, which could materially and adversely affect their business and financial condition and cause the U.S. Stores to have additional working capital needs. However, the U.S. Stores cannot predict whether or how long the higher inflation rates will persist. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The operating entities’ inability to source raw materials or other inputs of an acceptable type or quality could adversely affect their results of operations” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

In addition, although the U.S. Stores do not have any operations outside of the U.S. nor any business relationships, connections to, or assets in, Russia, Belarus, or Ukraine, their business, financial condition, and results of operations have been, and could continue to be, indirectly and adversely affected by the ongoing military conflict between Russia and Ukraine. Such impact arises from: (i) volatility in the global supply of wheat, corn, barley, sunflower oil, and other agricultural commodities; (ii) higher food prices due to supply constraints and the general inflationary impact of the war; (iii) increases in energy prices globally, in particular for electricity and fossil fuels, such as crude oil and natural gas, and related transportation, freight, and warehousing costs; and (iv) disruptions to logistics and supply chains. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The PRC Stores and the U.S. Stores are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Their business, financial condition, and results of operations may be materially and adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

The impact of supply chains of the U.S. Stores from rising inflation and geopolitical tensions primarily consists of (i) higher purchase prices and fuel, freight, and warehousing costs for raw materials and other products, (ii) delays in the manufacturing, processing, and transportation of raw materials and other products; and (iii) logistics and operational disruptions. Future interruptions or friction in the supply chains of the U.S. Stores, as well as anticipation of interruptions or friction, may cause them to be unable to meet customer demand, retain extra inventory, and make operational plans with less precision. Each of these impacts, if the U.S. Stores are affected more than their competitors, could materially and adversely affect their business, adversely impact their prices and/or margins, and cause them to have additional working capital needs.

In 2022, to mitigate the increases in costs and expenses described above, the U.S. Stores implemented more stringent and accurate inventory management and upgraded their menus to introduce new products, such as the cocktail products, with higher prices and increase the prices of existing products. However, if the costs and expenses described above continue to increase, there can be assurance that the U.S. Stores can continue to increase prices to maintain their margins. Lower margins could adversely impact the profitability of the businesses of the U.S. Stores. If the amounts the U.S. Stores charge their customers increase at a rate that is either unaffordable to their customers or insufficient to compensate for the rise in their material costs and operational expenses, their business may be materially and adversely affected, their product margin may deteriorate, and they may have additional working capital needs. We do not believe that such mitigation efforts have introduced any other new material risks, including, but not limited to, those related to product quality or reliability or regulatory approval. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business—The inability of the PRC Stores and the U.S. Stores to pass on price increases for materials or other inputs to their customers could adversely affect our results of operations” in the 2024 Annual Report, which is incorporated in this prospectus by reference. In order to mitigate the potential adverse impact of price increases on their financial condition and results of operations, the U.S. Stores plan to continue to improve their operating efficiency and further strengthen their bargaining power with their suppliers through the continued expansion of their store network.

Risks Associated with being based in the PRC

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the VIEs, significant depreciation or a complete loss of the value of our Class A Ordinary Shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we, our PRC subsidiary, and the VIEs have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, Dacheng, we are not subject to cybersecurity review with the CAC under the Cybersecurity Review Measures that became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We have not been notified by relevant government departments or local authorities for data security assessment, and our data have not been publicly released as important data. Therefore, we do not need to declare our data for security assessment as important data to exit the country, under the Provisions on Regulating and Facilitating Cross-Border Data Flow that were promulgated by CAC and became effective on March 22, 2024. We are also not subject to national security review by the relevant authorities, since we currently do not conduct network data processing activities that may affect national security, which we understand might otherwise subject us to the Regulation on Network Data Security Management. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offerings” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (i) establishing the National Anti-Monopoly Bureau; (ii) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law of the PRC (amended on June 24, 2022 and effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the Detailed Rules for the Implementation of the Fair Competition Review System; and (iii) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our or the PRC operating entities’ ability to conduct business or our ability to accept foreign investments or issue our securities to foreign investors because neither we and our subsidiaries, nor our PRC subsidiary and the VIEs engage in monopolistic behaviors that are subject to these statements or regulatory actions.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, we are required to complete the filing procedures within three working days after the completion of this offering. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in the 2024 Annual Report, which is incorporated in this prospectus by reference. Other than the foregoing, as of the date of this prospectus, according to Dacheng, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our offerings from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Since these statements and regulatory actions are newly published, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries and the VIEs, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate additional laws, regulations, or implementing rules that require us, our subsidiaries, or the VIEs to obtain regulatory approval from Chinese authorities before listing in the U.S. If we do not receive or maintain such approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the HFCA Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. Our auditor prior to September 29, 2022, Friedman, which combined with Marcum LLP effective September 1, 2022, and our auditor for the period between September 29, 2022 and July 9, 2023, Marcum Asia, had been inspected by the PCAOB on a regular basis in the audit periods, and, Assentsure, our new auditor since July 10, 2023, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Assentsure is headquartered in Singapore, and will be inspected by the PCAOB on a regular basis. None of the three auditors is subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the “Consolidated Appropriations Act” was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Joint statement by the SEC and the Public Company Accounting Oversight Board (United States) (the “PCAOB”), rule changes by Nasdaq, and the Holding Foreign Companies Accountable Act (the “HFCA Act”) all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offerings” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Permissions Required from PRC Authorities

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies, cybersecurity, data privacy protection requirements, and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Further, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to subsequent securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. The Trial Measures state that any post-listing follow-on offering by an issuer in a same overseas market, including issuance of shares, convertible notes where it has previously offered and other similar listed securities, shall be subject to filing requirement with the CSRC within three business days after the completion of the offering.   If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. See “Item 4. Information on the Company—B. Business Overview—Regulations—Regulations on Mergers & Acquisitions and Overseas Listings” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or “the CSRC Notice,” the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Further, according to the CSRC Notice, domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained) for their indirect overseas offering and listing prior to March 31, 2023 but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those that complete their indirect overseas offering and listing within such six-month period are deemed as Existing Issuers and are not required to file with the CSRC for their indirect overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their indirect overseas issuance and listing, they shall complete the filing procedures with the CSRC.

Based on the foregoing, we are required to complete the filing procedures in relation to this offering within three working days after the completion of this offering pursuant to the Trial Measures.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, our subsidiaries, or the VIEs to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The Opinions, the Trial Measures, and the revised Provisions recently issued by the PRC authorities may subject us to additional compliance requirements in the future” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Other than the foregoing, as of the date of this prospectus, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission or approval from any PRC authorities for our subsidiaries or the VIEs’ operations and to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to our offerings from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations.

Dividends or Distributions Made to our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries or VIEs have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our Class A Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Class A Ordinary Shares or Class B Ordinary Shares in the future, as a holding company, we will depend on receipt of funds from our PRC subsidiary and from the VIEs to our PRC subsidiary in accordance with the VIE Agreements. Pursuant to the PRC Enterprise Income Tax Law (the “EIT Law”) and its implementation rules, any dividends paid by Xinjiang United Family to Jenyd will be subject to a withholding tax rate of 10%. However, if Jenyd is determined by the relevant PRC tax authority to have satisfied the relevant conditions and requirements under the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (“Double Tax Avoidance Arrangement”) and other applicable laws, the 10% withholding tax on the dividends Jenyd receives from Xinjiang United Family may be reduced to 5%. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Current PRC regulations permit our indirect PRC subsidiary to pay dividends to Jenyd only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in the PRC is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Class A Ordinary Shares or Class B Ordinary Shares.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments, and trade and service-related foreign exchange transactions, can be made in foreign currencies, without prior approval of State Administration of Foreign Exchange (“SAFE”), by complying with certain procedural requirements. Specifically, without prior approval of SAFE, cash generated from the operations in PRC may be used to pay dividends to our Company. As of the date of this prospectus, our PRC subsidiary, Xinjiang United Family, has conducted the foreign exchange registration related to our Company under the existing PRC foreign exchange regulations, which enables our PRC subsidiary to legally distribute their earnings to our Company.

Our Company’s ability to settle amounts owed under the VIE Agreements relies upon payments made from the VIEs to Xinjiang United Family in accordance with the VIE Agreements. For services rendered to the UFG Entity by Xinjiang United Family under the Exclusive Service Agreement, Xinjiang United Family is entitled to collect a service fee equal to the net profit after tax of the UFG Entity. Pursuant to the Call Option Agreement, Xinjiang United Family may at any time and under any circumstances, require the UFG Operator to transfer, at its discretion, to the extent permitted under PRC law, all or part of the UFG Operator’s assets in the UFG Entity to Xinjiang United Family (or its designee). For restrictions and limitations on our ability to settle amounts owed under the VIE Agreements, please see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—The VIE Agreements with the UFG Entities and the UFG Operators may not be effective in providing control over the UFG Entities” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—If the PRC government determines that the VIE Agreements do not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, we may be unable to assert our contractual rights over the assets of the VIEs, and our Class A Ordinary Shares may decline in value or become worthless” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	are not required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our IPO.

We intend to take advantage of all of these reduced reporting requirements and exemptions, other than the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Controlled Company

Following the completion of this offering, Mr. Gang Li, will continue to own a majority of the aggregate voting power of our issued and outstanding ordinary shares and will be able to determine all matters requiring approval by our shareholders. As such, we will continue to be deemed a “controlled company” under Nasdaq Listing Rules 5615(c). As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Class A Ordinary Shares and the Trading Market—Since we are a ‘controlled company’ within the meaning of the Nasdaq listing rules, we may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” in the 2024 Annual Report, which is incorporated in this prospectus by reference.

Corporate Information

Our principal executive offices are located at B9 Xinjiang Chuangbo Zhigu Industrial Park, No. 100 Guangyuan Road, Shuimogou District, Urumqi, Xinjiang, China 830017, and our phone number is +86-0991-2302709. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman, KY1-1002 Cayman Islands, and the phone number of our registered office is +1-345-949-8599. We maintain corporate websites at www.ir.chanson-international.net, www.patisseriechanson.us, and www.thymebarnyc.com. The information contained in, or accessible from, our websites or any other website does not constitute a part of this prospectus. Our agent for service of process in the U.S. is George Chanson (NY) Corp., located at 41 Madison Avenue, New York, NY 10010.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our Class A Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $300,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

We will not receive any proceeds from the sale of our Class A ordinary shares by the selling shareholders (if any).

DESCRIPTION OF SHARE CAPITAL

Information contained under the heading “Item 10. Additional Information” in the 2024 Annual Report is incorporated into this prospectus by reference.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We will issue the warrants in registered form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we or the selling shareholders will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or the selling shareholders, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We or the selling shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

SELLING SHAREHOLDERS

Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell Class A ordinary shares of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell Class A ordinary shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of Class A ordinary shares in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell Class A ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of Class A ordinary shares beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

EXPENSES

We will incur a SEC registration fee of $45,930, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2024 Annual Report, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2024.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Dacheng. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2024, and for each of the two years in the period ended December 31, 2024, incorporated by reference into this prospectus from our 2024 annual report on Form 20-F for the year ended December 31, 2024, have been audited by Assentsure, an independent registered public accounting firm, as stated in their report. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of Assentsure is located at 180B Bencoolen Street, #03-01, Singapore 189648.

The consolidated financial statements as of December 31, 2022, and for the year ended December 31, 2022, incorporated by reference into this prospectus from our annual report on Form 20-F for the year ended December 31, 2024, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report (which report is dated May 1, 2023), given upon their authority as experts in auditing and accounting. This report contains an explanatory paragraph regarding the adjustments described in Note 17 to retrospectively apply the changes to 2022 numbers and disclosures as a result of the adoption of ASU 2023-07, Segment Reporting. They were not engaged to audit, review or apply any procedures to these adjustments. The office of Marcum Asia was located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.

We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 4, 2025;

2.	our reports of foreign private issuer on Form 6-K filed with the SEC on April 8, 2025, May 13, 2025, June 18, 2025, July 29, 2025, August 21, 2025, August 22, 2025 and September 5, 2025;

3.	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on March 24, 2023, the description of securities contained in the exhibit 2.2 to the 2024 Annual Report filed with the SEC on April 4, 2025;

4.	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

5.	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 4, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Chanson International Holding

B9 Xinjiang Chuangbo Zhigu Industrial Park

No. 100 Guangyuan Road, Shuimogou District

Urumqi, Xinjiang, China 830017

+86-0991-2302709

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a different body of securities laws as compared to the U.S. and provides less protection for investors than the U.S. Additionally, Cayman Islands companies may not have standing to sue in the federal courts of the U.S.

Most of our operations are conducted in the PRC and most of our assets are located in the PRC. In addition, substantially all of our directors and officers are nationals or residents of the PRC and a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state.

We have appointed George Chanson (NY) Corp. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the U.S. federal securities laws or securities laws of any U.S. state or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Dacheng, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the PRC would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state or (ii) entertain original actions brought in the PRC against us or our directors or officers predicated upon the U.S. federal securities laws or securities laws of any U.S. state.

Ogier (Cayman) LLP has further advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal, punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Dacheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between the PRC and the U.S. for the mutual recognition and enforcement of court judgments. Dacheng has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in the PRC difficult.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to indemnification agreements, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Item 9. Exhibits

Number	Description
1.1*	Form of Underwriting Agreement

4.1	Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to our registration statement on Form S-8 (File No. 333-288739), as amended, filed with the SEC on July 18, 2025)

4.2*	Form of Warrant Agreement and Warrant Certificate

4.3*	Form of Right Agreement and Right Certificate

4.4*	Form of Unit Agreement and Unit Certificate

5.1**	Opinion of Ogier (Cayman) LLP as to the legality of the securities being registered

5.2**	Opinion of Dacheng, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters and the validity of the VIE agreements

16.1	Letter of Marcum Asia CPAs LLP to the U.S. Securities and Exchange Commission dated July 11, 2023 (incorporated by reference to Exhibit 16.1 of our report of foreign private issuer on Form 6-K furnished to the SEC on July 11, 2023)

21.1	List of subsidiaries of the Registrant (incorporated by reference to Exhibit 8.1 of the annual report of foreign private issuer on Form 20-F filed with the Securities and Exchange Commission on April 4, 2025)

23.1	Consent of Assentsure

23.2	Consent of Marcum Asia

23.3**	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)

23.4**	Consent of Dacheng (included in Exhibit 5.2)

24.1**	Power of Attorney (included on signature page)

99.1*	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.1 of our Registration Statement on Form F-1 (File No. 333-254909) initially filed with the SEC on March 31, 2021)

107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

**	Previously filed

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Urumqi, People’s Republic of China, on September 16, 2025.

Chanson International Holding

By:	/s/ Gang Li
Gang Li
Chief Executive Officer, Director, and Chairman of the Board of Directors
(Principal Executive Officer)

Power of Attorney

Each person whose signature appears below constitutes and appoints each of Gang Li and Jihong Cai as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gang Li	Chief Executive Officer, Director, and	September 16, 2025
Name: Gang Li	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Jihong Cai	Chief Financial Officer	September 16, 2025
Name: Jihong Cai	(Principal Accounting and Financial Officer)

*	Independent Director	September 16, 2025
Name: Yong Du

*	Independent Director	September 16, 2025
Name: Shuaiheng Zhang

*	Independent Director	September 16, 2025
Name: Jie Li

*By:	/s/ Gang Li
Name:	Gang Li
Title:	Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Chanson International Holding, has signed this registration statement or amendment thereto in New York, NY on September 16, 2025.

George Chanson (NY) Corp.
Authorized U.S. Representative

By:	/s/ Gang Li
	Name:	Gang Li
	Title:	President